SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      FILED BY THE REGISTRANT  /x/

      FILED BY A PARTY OTHER THAN THE REGISTRANT   / /

      CHECK THE APPROPRIATE BOX:

      /x/  PRELIMINARY PROXY STATEMENT
      / /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
           PERMITTED BY RULE 14A-6(E)(2))
      / /  DEFINITIVE PROXY STATEMENT
      / /  DEFINITIVE ADDITIONAL MATERIALS
      / /  SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12

                           PACIFIC SCIENTIFIC COMPANY

------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

      Payment of Filing Fee (Check the appropriate box):

      /x/ NO FEE REQUIRED.

      / / FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1)
          AND 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which transaction applies:

            (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4) Proposed maximum aggregate value of transaction:

            (5) Total fee paid:

      / / FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

      / / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT
          RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND DATE OF ITS FILING.

            (1) Amount Previously Paid:

            (2) Form, Schedule or Registration Statement No.:

            (3) Filing Party:

            (4) Date Filed:

The information included herein is as it is expected to be if and when the definitive proxy materials are mailed to shareholders of Pacific Scientific Company. This proxy statement will be revised to reflect actual facts at the time of the filing of definitive proxy materials. No [BLUE] Proxy Card will accompany these materials until definitive proxy material is distributed.

The information herein relates to a Special Meeting of shareholders of Pacific Scientific Company which has not yet been called, but which is being sought by Kollmorgen Corporation to facilitate Kollmorgen's unsolicited offer to acquire control of Pacific Scientific. These materials are being filed solely to ensure that Pacific Scientific will be in a position to communicate on a timely basis with its shareholders and solicit proxies with respect to such a Special Meeting if one should be held. Pacific Scientific is not hereby agreeing or acknowledging that a Special Meeting will be held or that the procedure being pursued by Kollmorgen with respect thereto is proper.

                PRELIMINARY PROXY MATERIALS DATED JANUARY 2, 1998

                              SUBJECT TO COMPLETION

                           PACIFIC SCIENTIFIC COMPANY

                       620 NEWPORT CENTER DRIVE, SUITE 700
                         NEWPORT BEACH, CALIFORNIA 92660

--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
               TO BE HELD ________DAY, __________________ __, 1998

--------------------------------------------------------------------------------


      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Pacific Scientific Company will be held at

-----------------------------------,---------------------------------,
California, on _____day, ____________ __, 1998, at   _________ _.m. (local
time) for the following purposes:

             (1) To consider and act upon a shareholder proposal to remove all of the members of the Board of Directors of the Company;

             (2) If Proposal 1 is approved, to consider and act upon a shareholder proposal to elect the six director nominees designated by such shareholder and all other persons nominated by such shareholder to fill all vacancies on the Board to serve until the 1998 Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified.

             (3) To consider and act upon a shareholder proposal to repeal any and all provisions of the Company's Bylaws that have not been duly filed by the Company with the Securities and Exchange Commission prior to August 11, 1997, including any and all amendments to such Bylaws adopted on or after December 15, 1997; and

             (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

            Only shareholders of record at the close of business on ___________ __, 1998 will be entitled to notice of and to vote at the Special Meeting. All shareholders are invited to attend the Special Meeting.

      YOUR VOTE IS VERY IMPORTANT. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED [BLUE] PROXY CARD AS SOON AS POSSIBLE IN THE RETURN ENVELOPE PROVIDED WHETHER OR NOT YOU HAVE PREVIOUSLY VOTED. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked by you at any time before it is voted.

                                    By Order of the Board of Directors,

                                    /s/

                                    Lester Hill

                                    Chairman and Chief Executive Officer

Newport Beach, California
______________ __, 1998

                PRELIMINARY PROXY MATERIALS DATED JANUARY 2, 1998

                              SUBJECT TO COMPLETION

                  PROXY STATEMENT OF PACIFIC SCIENTIFIC COMPANY

                         ------------------------------

          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ________ __, 1998

                     ---------------------------------------

      This Proxy Statement is being furnished by the Board of Directors of Pacific Scientific Company, a California corporation (the "Company"), to the holders (the "Shareholders") of shares of common stock, par value $1.00, of the Company ("Common Stock") in connection with the solicitation of proxies by the Board of Directors for use at a special meeting of shareholders to be held at _______________________, ___________________, California, on ________day,
_______________ __, 1998 at _______ _.m. (local time), and any adjournment or postponement thereof (the "Special Meeting"). The Special Meeting was called pursuant to a demand by the holders of not less than 10% of all of the shares of Common Stock entitled to vote at the Special Meeting in accordance with the California General Corporation Law (the "CGCL") and the Company's Bylaws. The first date this Proxy Statement and [Blue] proxy card with respect thereto are being sent or given to shareholders is on or about __________ __, 1998.

      At the Special Meeting the Shareholders will consider and act upon proposals (the "Kollmorgen Proposals") described below that were made by Kollmorgen Corporation, a New York corporation ("Kollmorgen").

            THE BOARD OF DIRECTORS OF THE COMPANY VIGOROUSLY OPPOSES THE SOLICITATION OF PROXIES BY KOLLMORGEN, BELIEVES THE KOLLMORGEN PROPOSALS ARE NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND URGES YOU NOT TO SIGN OR RETURN ANY [COLOR] PROXY CARDS SENT TO YOU BY KOLLMORGEN. IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED ANY SUCH [COLOR] PROXY CARD TO KOLLMORGEN, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE AND REVOKE YOUR PROXY BY SIGNING, DATING, AND RETURNING THE ENCLOSED [BLUE] PROXY CARD. THE BOARD URGES YOU TO COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED [BLUE] PROXY CARD AS SOON AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                            THE KOLLMORGEN PROPOSALS

      Kollmorgen is soliciting proxies from the Company's shareholders to vote in favor of the Kollmorgen Proposals, which are as follows:

                   (1) To remove all of the members of the Board of
            Directors of the Company ("Proposal 1");

                   (2) If proposal (1) above is approved, to elect the six
            director nominees designated by Kollmorgen and all other persons nominated by Kollmorgen to fill all vacancies on the Board to serve until the 1998 Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified ("Proposal 2"); and

                   (3) To repeal any and all provisions of the Company's Bylaws that have not been duly filed by the Company with the Securities and Exchange Commission (the "SEC") prior to August 11, 1997, including any and all amendments to such Bylaws adopted on or after December 15, 1997 ("Proposal 3").

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors has carefully considered the Kollmorgen Proposals, information filed by Kollmorgen with the SEC, information delivered to the Company by Kollmorgen outlining its proposed plans to replace the Company's Board of Directors, and the potential effects of the removal of the current Board of Directors and the election of Kollmorgen's director nominees on the Company, its shareholders, its employees, and its business operations. The Board of Directors has determined that the Kollmorgen Proposals are not in the best interests of the Company and its shareholders and urges shareholders to vote AGAINST the Kollmorgen Proposals by returning the [BLUE] proxy card, which is being solicited by the Board of Directors. See "Background" and "Reasons for the Company Board's Recommendation."

      THE BOARD OF DIRECTORS HAS DETERMINED THAT THE KOLLMORGEN PROPOSALS ARE NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, VIGOROUSLY OPPOSES KOLLMORGEN'S SOLICITATION OF PROXIES, AND URGES SHAREHOLDERS TO VOTE AGAINST THE KOLLMORGEN PROPOSALS BY SIGNING, DATING, AND RETURNING THE ENCLOSED [BLUE] PROXY CARD.

                               VOTING PROCEDURE

VOTING RIGHTS

      Except as set forth below, each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters to be voted on at the Special Meeting. Approval of Proposal

1 to remove all of the Company's directors will require the affirmative vote for removal of a majority of the issued and outstanding shares of Common Stock.

      As provided by the Company's Bylaws and by California law, in electing directors no stockholder shall be entitled to cumulate votes for the election of directors (i.e., cast for any one candidate a number of votes greater than the number of such stockholder's shares) unless the candidates' names have been placed in nomination prior to the commencement of voting and at least one stockholder has given notice prior to commencement of the voting of an intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or the stockholder may distribute his votes on the same principle among as many candidates as may be desired. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares covered by proxies received by them among the candidates named herein as they shall determine, unless a contrary direction is made on such proxies.

      Approval of Proposal 3 will require the affirmative vote of a majority of the issued and outstanding shares of Common Stock.

      An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes are tabulated separately. Abstentions and broker non-votes do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast," except for Proposals 1 and 3 as to which abstentions and broker non-votes will have the effect of votes "against" such proposals. The New York Stock Exchange determines whether brokers that do not receive instructions from beneficial owners are entitled to vote on management proposals. In the event of a broker non-vote with respect to a management proposal, arising from the absence of authorization by the beneficial owner to vote as to a management proposal, the proxy will not be deemed as present and entitled to vote as to the management proposal for determining the total number of shares of which a majority is required for adoption.

                            EFFECT OF [BLUE] PROXY

      The Company's Board of Directors is soliciting proxies AGAINST the Kollmorgen Proposals.

      If the [BLUE] proxy card is duly completed and returned, it will be voted in accordance with the instructions thereon. If a shareholder returns the [BLUE] proxy card duly executed, but does not indicate the manner in which it is to be voted, it will be voted AGAINST each of the Kollmorgen Proposals and in the discretion of the proxies named thereon as to any other matters properly coming before the Special Meeting.

            Any shareholder executing and delivering the enclosed [BLUE] proxy card may revoke such Proxy by (i) filing with the Secretary of the Company, at or before the Special Meeting, a written notice of revocation bearing a date later than the date of the proxy card, (ii) signing and returning a later dated proxy card, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be sent to:
Pacific Scientific Company, 620 Newport Center Drive, Newport Beach, California 92660, Attention: _____________________.

      The Board of Directors urges you NOT to sign the [COLOR] proxy card sent to you by Kollmorgen. Whether or not you have previously executed a [COLOR] proxy card, the Board urges you to show your support for the Board of Directors by executing and dating the enclosed [BLUE] proxy card and mailing it in the enclosed postage-paid envelope as soon as possible. A later dated and signed [BLUE] proxy card will revoke any previously provided [COLOR] proxy card.

                                  BACKGROUND

      On December 9, 1997, the Company received a written proposal by Kollmorgen (the "Original Kollmorgen Proposal") for a business combination between Kollmorgen and the Company in which Kollmorgen proposed that the Company's shareholders would receive consideration of $20.50 per share, half in cash and the balance in Kollmorgen stock (without specifying the basis on which such stock would be valued), and related matters. At such meeting, the Board authorized Lester Hill, Chairman of the Board and Chief Executive Officer of the Company, to respond to Kollmorgen and inform it that the Company would respond to the Original Kollmorgen Proposal after having had the chance to fully consider the matter. On December 15, 1997, Kollmorgen filed with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Kollmorgen Offer and a Consent Solicitation Statement/Preliminary Prospectus (the "Kollmorgen Consent Solicitation Statement") with respect to the solicitation of consents to call a special meeting of the Company's shareholders to act on the proposals described herein (the "Kollmorgen Solicitation"). The Special Meeting is being held as a result of the Kollmorgen Solicitation. Kollmorgen proposes to have shareholders act at the Special Meeting to (i) remove from office all members of the Company Board; (ii) fill the newly created vacancies on the Company Board by electing six persons nominated by Kollmorgen to the Company Board, who are expected to take such actions, subject to their fiduciary duties under applicable law, as may be necessary to consummate the Kollmorgen Offer and the Proposed Merger (as defined below); and (iii) repeal any and all provisions of the Bylaws of the Company that have not been duly filed by the Company with the SEC prior to August 11, 1997, including any and all amendments to the Bylaws of the Company adopted on or after December 15, 1997. Additional information as to certain matters relating to the Kollmorgen Proposals may be found in the Kollmorgen Prosxy Statement dated ___________, 1998, filed by Kollmorgen with the Securities and Exchange Commission as definitive proxy materials under cover of a Schedule 14A. Shareholders are urged to consult the Kollmorgen Proxy Statement for additional details as to the Proposed Merger and related matters.

            In accordance with California law and the Company's Bylaws, the Company's Board of Directors has fixed ___________ __, 1998 (the "Record Date") as the date for determining the shareholders of the Company entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, there were __________________ shares of Common Stock issued and outstanding. As of December 15, 1997, Kollmorgen beneficially owned ____________ shares of Common Stock, representing less than _________% of the outstanding shares as of such date.

      The Kollmorgen Offer was commenced on December 15, 1997. The Board met on December 17 and 21, 1997 to consider the Kollmorgen Offer and related matters. At those meetings, the Board considered the Company's business, financial condition, results of operations, current business strategy and future prospects, recent and historical market prices for the Common Stock, the terms of the Original Kollmorgen Proposal, the terms and conditions of the Kollmorgen Offer and the Proposed Merger, strategic and other potential alternatives to the Kollmorgen Offer and the Proposed Merger, and other matters, including information presented by the Company's management, BancAmerica Robertson Stephens ("BARS"), the Company's financial advisor, and the Company's legal advisors. At its December 21st meeting, the Board unanimously (i) determined to redeem the preferred share purchase rights currently issued and outstanding under the its existing preferred share purchase rights plan (the "Existing Rights") and simultaneously adopted a new Preferred Share Purchase Rights Plan (the "New Rights Agreement") and declared a dividend distribution of new preferred share purchase rights ("New Rights") thereunder; (ii) declined to render the Existing Rights or the New Rights inapplicable to the Kollmorgen Offer or the Proposed Merger; and (iii) declined to recommend the Kollmorgen Offer or the Proposed Merger or to approve the Proposed Merger for purposes of Article FIFTH of the Company's Articles of Incorporation.

      ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS REJECT THE KOLLMORGEN PROPOSALS. The Board has directed management and the Company's advisors to explore such strategic and other alternatives and to report back to the Board promptly with respect thereto.

      Kollmorgen and Torque Corporation ("Bidder"), a Delaware Corporation and wholly owned subsidiary of Kollmorgen, have made the Kollmorgen Offer to purchase 6,347,241 shares of Common Stock (or such greater or lesser number of shares of Common Stock that, when added to the number of shares of Common Stock owned by Kollmorgen and Bidder, will constitute a majority of the Common Stock outstanding on a fully diluted basis), at a price of $20.50 per share, net to the seller in cash on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 15, 1997, and in the related Letter of Transmittal (which together constitute the "Kollmorgen Offer").

      According to the Schedule 14D-1, Kollmorgen is also seeking to negotiate with the Company a definitive merger agreement pursuant to which the Company would, as soon as practicable following consummation of the Kollmorgen Offer, consummate a merger or similar business combination with Kollmorgen, Bidder or another direct or indirect subsidiary of Kollmorgen (the "Proposed Merger"). According to the Schedule 14D-1, in the Proposed Merger, each share of Common Stock then outstanding (other than shares held by the Company or any wholly owned subsidiary of the Company and shares of Common Stock owned by Kollmorgen, Bidder or any other direct or indirect wholly owned subsidiary of Kollmorgen and shares held by shareholders who properly exercised their appraisal rights) would be converted into the right to receive shares of common stock, par value $2.50 per share, of Kollmorgen ("Kollmorgen Common Stock"). The Schedule 14D-1 states that the exact number of shares of Kollmorgen Common Stock into which each share of Common Stock will be converted in the Proposed Merger will be determined by a formula based upon the price of Kollmorgen Common Stock during a fixed period prior to the time the Proposed Merger would be voted upon by the holders of Common Stock and having a nominal value of $20.50 per share of Common Stock, subject to a collar which could have the effect, should the price of the Kollmorgen Common Stock fall below a specified trading price, of rendering the immediate market value of the shares of Kollmorgen Common Stock which would be received in the Proposed Merger less than $20.50. . Should the price of Kollmorgen Common Stock rise above a specified trading range, the immediate market value of the shares of Kollmorgen Common Stock which would be received in the Proposed Merger could also be greater than $20.50. In either case, if the Company's shareholders tender more shares pursuant to the Kollmorgen Offer than Kollmorgen seeks to acquire through the Kollmorgen Offer, tendering shareholders will not receive the $20.50 cash payment for all of their tendered shares and instead will receive a mixture of cash and Kollmorgen Common Stock. As a result of this fact, and the fact that only Kollmorgen Common Stock will be paid in connection with the Proposed Merger, any shares of Common Stock in respect of which cash is not paid in connection with the Kollmorgen Offer (whether as a result of proration in the Kollmorgen Offer or because such shares were not tendered in the Kollmorgen Offer) will be converted into Kollmorgen Common Stock assuming consummation of the Proposed Merger.

     THE KOLLMORGEN OFFER AND THE KOLLMORGEN PROPOSALS ARE INTEGRAL PARTS OF KOLLMORGEN'S ATTEMPT TO ACQUIRE THE COMPANY. Election of Kollmorgen's nominees to the Company Board will facilitate the satisfaction of the conditions to the Kollmorgen Offer and the consummation of the Kollmorgen Offer, as such nominees will, if elected, in their capacity as members of the Company Board, be able to take action to cause the Company to satisfy certain of the conditions to the Kollmorgen Offer that would not otherwise be satisfied. The Kollmorgen Offer, in turn, is designed to give Kollmorgen control of the Company through the purchase of a majority of the Company's Common Stock. By controlling a majority of the Common Stock, Kollmorgen will be assured of shareholder approval of the Proposed Merger if and when shareholders were to vote on the Proposed Merger. Thus, in order to assure consummation of the Kollmorgen Offer and Company Board approval of the Proposed Merger, Kollmorgen is seeking to replace the Company Board with Kollmorgen's own nominees, which Kollmorgen expects will act to facilitate the Proposed Merger. If Kollmorgen is successful in its effort, Kollmorgen will effectively gain the board approval it requires to complete the Kollmorgen Offer and the Proposed Merger. Such board approval, together with the control of the Company's Common Stock Kollmorgen seeks to gain through the Kollmorgen Offer, would ensure consummation of the Kollmorgen Offer and the Proposed Merger.

              INFORMATION REGARDING THE DIRECTORS OF THE COMPANY

      Certain information regarding each of the current director including their principal occupation, age and period of service as a director of the Company are set forth below.

      WALTER F. BERAN; AGE 71; CHAIRMAN, PACIFIC ALLIANCE GROUP Mr. Beran was elected a director of the Company in 1987. He served as Vice Chairman and Western Regional Managing Partner of Ernst & Young LLP from 1971 until his retirement on September 30, 1986, when he became an independent consultant. He joined the Pacific Alliance Group (a financial services firm) in 1988, as Chairman. Mr. Beran also serves as a director of Arco Chemical Company, Fleetwood Enterprises Inc., and Vencor Inc.

      RALPH O. BRISCOE; AGE 69; BUSINESS CONSULTANT

          Mr. Briscoe was elected a director of the Company in 1985. Prior to his retirement in 1986, Mr. Briscoe was President, Chief Executive Officer and a director of Triton Group Ltd. Since his retirement, he has worked as a business consultant.

      LESTER "BUCK" HILL; AGE 53; CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
          EXECUTIVE OFFICER OF THE COMPANY Mr. Hill was elected a director, Chairman of the Board, President and Chief Executive Officer of the Company in February 1997. Prior to joining the Company, Mr. Hill was a business consultant since 1996; from 1992 to 1995, he was Executive Vice President of the Communications Division of General Instrument Corporation; from 1989 to 1992, he was President of Portable Systems Division of Symbol Technologies, Inc.; from 1987 to 1989, he was President and CEO of Data Design Laboratories Inc.; and from 1968 to 1987, he was employed by TRW, Inc., most recently as Vice President and General Manager of the Electronic Components Group. Mr. Hill also serves as a director of Metrologic Instruments, Inc. and the Board of Advisors of Femtometrics, Inc.

      RALPH D. KETCHUM; AGE 70; PRESIDENT, RDK CAPITAL, INC. Mr. Ketchum was elected a director of the Company in 1994. He also serves on the boards of Oglebay Norton Company, Thomas Industries, Lithium Technologies Corporation, Metropolitan Savings Bank and Crescent Electric Supply Company. He is also the General Partner of RDK Capital, L.P., and as such is the majority owner and CEO of Heintz Corporation (a manufacturer of aircraft engine components) which filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code, in the federal bankruptcy court of the Eastern District of Pennsylvania, on August 4, 1993. Mr. Ketchum was a long-time employee of General Electric Company, rising to the position of Senior Vice President and Group Executive at the time of his retirement. Mr. Ketchum was with GE from 1946 to 1987, except for a three-year period (1969-1972) when he served as Vice President of Control Data Corporation.

      WILLIAM A. PRESTON; AGE 60; CHAIRMAN AND MAJORITY OWNER OF APM, INC.
          Mr. Preston was elected a director of the Company in 1979. He has been Chairman and majority owner of APM, Inc., a specialty plastics manufacturer, since 1969. Mr. Preston is also a director of University National Bank & Trust Company.

      MILLARD H. PRYOR, JR.; AGE 63; MANAGING DIRECTOR, PRYOR & CLARK COMPANY
          Mr. Pryor became a director of the Company in 1992. He is a Managing Director of Pryor & Clark Company (a real estate and investment holding company), which he had served as an executive since 1970. He has been a director of Corcap, Inc. since 1988 and served as an executive officer with that company from 1988 to 1992. Mr. Pryor is also a director of The Hartford Funds, Infodata Systems Inc., The Wiremold Company and Hoosier Magnetics Inc. Additionally, Mr. Pryor was the Chief Executive Officer of Lydall Inc. (a manufacturer of materials from specialty fibers) from 1972 through 1988.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

      The Company has standing Executive, Audit, Compensation and Nominating Committees and a Succession Committee. During the Company's 1997 fiscal year, the Board of Directors held ___ meetings [and each director attended at least 75% of all Board meetings and meetings of Committees on which he served].

   Executive Committee

      The Executive Committee, during the 1997 fiscal year consisted of Messrs. Briscoe, Brower and Preston (Chairman), has all the powers and authority of the Board of Directors in the management of the business and the affairs of the Company, except those powers which by law cannot be delegated by the Board of Directors. Although the Executive Committee has broad powers, in practice it meets only when it would be inconvenient to call a meeting of the Board. [The Executive Committee did not meet during the Company's 1997 fiscal year.]

   Audit Committee

      The Audit Committee, consisting of Messrs. Beran (Chairman), Briscoe, Ketchum, Preston, Pryor and Stafford, met ____ times during the 1997 fiscal year. The Audit Committee makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan and reviews the comments and recommendations resulting from the auditors' report and management letter. The Audit Committee also reviews the Company's program of internal audit and consults with the Company's internal auditor on questions of interest.

   Compensation Committee

      The Compensation Committee, consisting of Messrs. Ketchum, Preston and Stafford (Chairman), met ___ times during the 1997 fiscal year. The Compensation Committee makes recommendations to the Board of Directors on the annual salary rates of all elected officers of the

      Company, makes recommendations to the Board on incentive compensation, stock options and compensation matters and administers the incentive compensation, stock option and other compensation plans of the Company.

   Nominating Committee

      The Nominating Committee, consisting of Messrs. Beran, Briscoe and Stafford (Chairman), makes recommendations to the Board of Directors regarding candidates to fill future vacancies on the Board. There is no established procedure for submission of nominations by stockholders. [The Nominating Committee did not meet during the 1997 fiscal year.]

   Succession Committee

      The Succession Committee, consisting on Messrs. Briscoe, Preston (Chairman) and Stafford, makes recommendations, as required, concerning the selection of the Company's executive officers. The Succession Committee met

___ times during the past year.

   Director's Compensation

      The Directors' Compensation Plan provides a $25,000 per year retainer with no other meeting fees or additional retainer payable. Any employee of the Company, who is also a director, receives no additional compensation or benefit as a result of being a director.

   Director's Retirement Plan

      The Company maintains a retirement plan for non-employee members of the Board. The annual benefit paid under the Plan is $12,000 for directors retiring before 1994 and $16,000 for directors retiring after 1994. The benefit commences any time after age sixty-five (65), provided the director is no longer serving as a director of the Company. Directors who leave the Board before age sixty-five (65) after completing five (5) years of Board service are eligible to receive a benefit upon attaining age sixty-five (65).

      The plan provides that the retirement benefit will be paid over the lesser of twelve (12) years or the number of years a director serves on the Board. In the event of death while a director, a surviving spouse is entitled to receive an annual benefit equal to 50% of the annual retainer payable to the director at the date of death, such benefit to be paid for a period equal to the total number of years of service the deceased director served on the Board, not to exceed twelve (12) years.

      The benefits paid under this plan are a direct obligation of the Company and are reflected as a financial statement liability determined in accordance with accepted actuarial assumptions.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than ten percent of the outstanding shares of Common Stock are required to report their ownership of such shares and any changes in that ownership to the SEC and the New York Stock Exchange (the "NYSE"). These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the 1997 fiscal year. Based solely on a review of the reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent holders during the 1997 Fiscal Year except [__________.]

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The Company knows of no beneficial owners of more than five percent (5%) of the shares of Common Stock as of December 15, 1997. The Company has no other class of equity security outstanding.

      The following table sets forth information with respect to beneficial ownership as of December 15, 1997 by the Company's directors, the named executive officers and by all directors and executive officers as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents. Unless otherwise indicated, the beneficial ownership consists of sole voting and investment power with respect to the shares indicated, except to the extent that authority is shared by spouses under applicable law.

                                         AMOUNT AND NATURE OF
                                              BENEFICIAL           PERCENT OF
       NAME OF BENEFICIAL OWNER            OWNERSHIP(1)(2)           CLASS
       ------------------------            ---------------         --------

Walter F. Beran......................            6,000                 *
---------------------------------------
Ralph O. Briscoe.....................           20,000                 *
---------------------------------------
Lester Hill..........................           50,000                 *
---------------------------------------
Ralph D. Ketchum.....................           11,500                 *
---------------------------------------
William A. Preston...................           13,000                 *
---------------------------------------
Millard H. Pryor, Jr. ...............            7,000                 *
---------------------------------------
David L. Schlotterbeck...............               --                 *
---------------------------------------
Winston E. Hickman...................               --                 *
---------------------------------------
Richard V. Plat......................          262,278                 2.1%
---------------------------------------
William R. Fejes.....................            8,000                 *
---------------------------------------
Richard G. Knoblock..................           17,050                 *
---------------------------------------
Edgar S. Brower(3)...................          116,000                 *
---------------------------------------
All Directors and Current
  Executive Officers as

  a Group (13 persons)...............          415,962                 3.3%
----------
*   Represents less than 1%.

                                       11

(1) Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the individuals.

(2) Includes certain shares which the following have the right to acquire within 60 days of December 15, 1997 through the exercise of stock options to purchase shares of Common Stock: Messrs. Beran, Briscoe, Ketchum, Preston and Pryor, 3,000 shares each; Mr. Hill, 50,000 shares; Mr. Plat, 103,000 shares; Mr. Fejes, 8,000 shares; Mr. Knoblock, 17,050 shares; Mr. Brower, 15,000 shares; Mr. Day, 1,800 shares, Mr. Nelson, 27,750 shares; and all directors and current executive officers as a group, 146,700 shares. In the event of a change of control (as defined in the relevant plan and related documents) of the Company, all outstanding options granted to employees shall vest and become immediately exercisable. Does not include an additional 50,000 shares that Mr. Hill will have the right to acquire as a result of the vesting of an option on February 18, 1998.

(3) Mr. Brower resigned as a director and officer on February 19, 1997.

                            EXECUTIVE COMPENSATION

      The following table discloses compensation received for the three fiscal years ended December 27, 1996 by the Chief Executive Officer at such time and the Company's next four most highly paid executive officers (collectively, the "named executive officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                      ANNUAL COMPENSATION                          COMPENSATION
                                      -------------------                          ------------
                                                              OTHER
                                                              ANNUAL           SECURITIES    ALL
                                                              COMPENS-         UNDERLYING    OTHER
   NAME AND PRINCIPAL                                         ATION            OPTIONS       COMPENS
        POSITION           YEAR   SALARY($)   BONUS($)(1)     ($)(2)           (#)(4)        -ATION ($)(4)
        --------           ----   ---------   -----------     ------           ------        -------------

-------------------------

Edgar S. Brower(5)....     1996   $403,198          --             --           20,000        $4,750
  Former Chairman of       1995    376,640    $155,341         $6,000           20,000        90,620
  the Board, Director,     1994    339,954     175,000          7,500           80,000       120,620
  and Chief Executive
  Officer
Richard V. Plat.......     1996    298,355          --             --           10,000         4,750
  Executive Vice           1995    284,904     100,924             --           10,000         4,620
  President                1994    234,365      90,000             --           34,000         4,620
  Former Chief
  Financial Officer and
  Secretary

Ronald B. Nelson......     1996    179,036      61,805             --            5,000         4,476
  Former Vice President    1995    167,178      87,768             --            4,000         4,180
  and President, Motor     1994    158,415      75,000             --            7,000         3,850
  Products
Richard G. Knoblock...     1996    163,270      66,086             --            5,000         4,031
  Vice President and       1995    147,117      64,150             --            4,000         3,678
  President,               1994    130,000          --             --            5,600         1,875
  HTL/Kin-Tech and
  Electro Kinetics
Robert L. Day(6)......     1996    132,056      59,772             --            1,000         2,969
  Former Vice President    1995    128,657      12,343             --            2,000         2,722
  and President, Energy    1994    117,416      21,208             --            5,200         2,248
  Dynamics Division

----------

(1) The amounts shown in this column reflect payments under the Company's Management Incentive Plan.

(2) The amounts shown in this column reflect the non-preferential dividends earned by Mr. Brower as part of his long-term incentive agreement with the Company. Mr. Brower held 100,000 shares of restricted common stock. The restricted term expired in July 1995, therefore, this amount represents the non-preferential dividends paid by the Company during 1994 and the first two quarters of 1995. The fair market value of the 100,000 shares of restricted stock was $1,950,000 on the date that the restriction expired.

(3) For the three-year period ended December 27, 1997, no restricted stock awards were made.

(4) The amounts disclosed in this column include:

    (a) For Mr. Brower, the Company accrued $86,000 and $116,000 in fiscal 1995 and 1994, respectively, on behalf of Mr. Brower for his supplementary Executive Retirement Plan. No accrual was necessary for this Plan during 1996, as the Plan expense was fully accrued at December 29, 1995. The Executive Retirement Plan is provided to Mr. Brower only, and is in addition to and duplicates the benefits provided by the Post-1985 Retirement Plan for employees hired after January 1, 1985. This plan is not separately funded and rights to receive payment are identical to those of an unsecured creditor.

    (b) The Company contributions, under Pacific Scientific's Savings Plan, a defined contribution, were:

                                    1996      1995        1994
                                    ----      ----        ----

             Mr. Brower........    4,750    $4,620      $4,620
             Mr. Plat..........    4,750     4,620       4,620
             Mr. Nelson........    4,476     4,180       3,850
             Mr. Knoblock......    4,031     3,678       1,875
             Mr. Day...........    2,969     2,722       2,248

(5) Mr. Brower resigned as a director and officer on February 19, 1997.

(6) Mr. Day retired from the Company on December 27, 1996.

                      OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information on option grants in fiscal 1996 to the named executive officers.

                                                                                 POTENTIAL
                         INDIVIDUAL GRANTS                                       REALIZABLE
                         ----------------                                     VALUE AT ASSUMED
                     NUMBER OF      % OF TOTAL                                     ANNUAL
                    SECURITIES       OPTIONS                                   RATES OF STOCK
                    UNDERLYING      GRANTED TO                                     PRICE
                      OPTIONS       EMPLOYEES     EXERCISE                    APPRECIATION FOR
                      GRANTED       IN FISCAL      PRICE     EXPIRATION        OPTION TERM (3)
                                                                               ---------------
       NAME           (#)(1)       YEAR 1996(2)    ($/SH)      DATE            5%          10%
----------------      ------       ------------    -----     ---------       -------      -------
Edgar S. Brower(4)    20,000           17%        $20.88     June 2006      $680,064   $1,082,887
Richard V. Plat.      10,000            9%         20.88     June 2006       340,032      541,444
Ronald B. Nelson       5,000            4%         20.88     June 2006       170,016      270,722
Richard G.
Knoblock........       5,000            4%         20.88     June 2006       170,016      270,722
Robert L. Day(5)       1,000            1%         20.88     June 2006        34,003       54,144
----------

(1) All options granted by the Company reflected in the above table were granted pursuant to the Pacific Scientific Company 1995 Stock Option Plan, as described in the Compensation Committee Report on Executive Compensation under the caption "Long-Term Incentive Compensation" on page 10 of this proxy statement. The shares become fully exercisable after four years with normal vesting occurring at a rate of 25% per year. The Stock Option Plan grants broad discretion to the Board of Directors to change or modify the material terms of option grants.

(2) The Company granted options representing 117,000 shares to employees in fiscal 1996.

(3) The dollar amounts in these columns are determined using assumed rates of appreciation set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the market value of the Company's Common Stock. Such amounts are based on the assumption that the named persons hold the options for the full ten-year term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock.

(4) Mr. Brower resigned as a director and officer on February 19, 1997.

                                       14


(5) Mr. Day retired from the Company on December 27, 1996.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

      The following table provides information on the number of exercised and unexercised options and the value of the in-the-money unexercised options held by the named executive officers at December 27, 1996. The Company currently does not grant stock appreciation rights.

                                                                           VALUE OF UNEXERCISED
                      SHARES                  NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                     ACQUIRED                   OPTIONS AT FISCAL               AT FISCAL
                        ON       VALUE             YEAR-END(#)                YEAR-END($)(2)
                     EXERCISE   REALIZED    --------------------------  ---------------------------
       NAME          (#)         ($)(1)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------    -------     ------     -----------  -------------  -----------   -------------
Edgar S. Brower(3)       --          --      174,000       100,000        $519,938      $85,938
Richard V. Plat.     52,300    $614,525       79,500        44,500         248,438       34,375
Ronald B. Nelson         --          --       20,286        14,764         55,614         9,045
Richard G.               --          --       11,000        13,200         19,125         6,375
Knoblock........
Robert L. Day(4)         --          --        3,500         6,800          4,644         4,644
----------

(1) The amounts in this column were calculated using the difference between the closing market price of the Company's Common Stock at exercise minus the option exercise price.

(2) The amounts in this column were calculated by using the difference between the closing price of the Company's Common Stock on December 27, 1996 and the option exercise prices. The closing price of the Company's Common Stock on December 27, 1996 on the New York Stock Exchange was $11.50.

(3) Mr. Brower resigned as a director and officer on February 19, 1997.

(4) Mr. Day retired from the Company on December 27, 1996.

RETIREMENT BENEFITS

      To provide for retirement income for its employees, the Company has pension plans designed to qualify under applicable provisions of the Internal Revenue Code of 1986, as amended. All full-time employees and certain part-time employees in the United States are eligible to participate in a pension plan after one year of service. The plans are funded solely by Company contributions.

      Effective January 1, 1985, the Company's pension plans were revised to combine all existing employee group retirement plans of the Company into one defined benefit plan. Employees hired on and after January 1, 1985 participate in the Post-1985 Retirement Plan. Employees hired prior to January 1, 1985 have the option of receiving retirement benefits from the Pre-1985 or Post-1985 Retirement Plan whichever plan provides the higher benefits.

                           PRE-1985 RETIREMENT PLAN
                     ESTIMATED ANNUAL RETIREMENT BENEFITS


  HIGHEST          15           20           25            30           35
 FIVE-YEAR       YEARS        YEARS        YEARS         YEARS        YEARS
  AVERAGE         OF           OF           OF            OF           OF
COMPENSATION    SERVICE      SERVICE      SERVICE(1)    SERVICE(1)   SERVICE(1)
------------    -------      -------      ----------    ----------   ----------

$125,000.....  $ 48,800     $ 65,500     $ 80,000      $ 80,000     $ 80,000
 175,000.....    70,700       94,700      115,000       115,000      115,000
 225,000.....    92,600      123,900      150,000       150,000      150,000
 275,000.....   114,500      153,100      185,000       185,000      185,000
 325,000.....   136,400      182,300      220,000       220,000      220,000
 375,000.....   158,300      211,500      255,000       255,000      255,000
 425,000.....   180,200      240,700      290,000       290,000      290,000
 475,000.....   202,100      269,900      325,000       325,000      325,000
 525,000.....   224,000      299,100      360,000       360,000      360,000
--------------

                           POST-1985 RETIREMENT PLAN
                     ESTIMATED ANNUAL RETIREMENT BENEFITS


   HIGHEST         15           20           25            30           35
  FIVE-YEAR      YEARS        YEARS        YEARS         YEARS        YEARS
   AVERAGE         OF           OF           OF            OF           OF
COMPENSATION    SERVICE      SERVICE      SERVICE       SERVICE       SERVICE
------------    -------      -------      -------       -------       -------

$125,000.....  $ 26,100     $ 34,700     $ 43,400      $ 52,100     $ 60,800
 175,000.....    37,300       49,700       62,200        74,600       87,000
 225,000.....    48,600       64,700       80,900        97,100      133,300
 275,000.....    59,800       79,700       99,700       119,600      139,500
 325,000.....    71,100       94,700      118,400       142,100      165,800
 375,000.....    82,300      109,700      137,200       164,600      192,000
 425,000.....    93,600      124,700      155,900       187,100      218,300
 475,000.....   104,800      139,700      174,700       209,600      244,500
 525,000.....   116,100      154,700      193,400       232,100      270,800

------------
(1)  Maximum benefits are obtained at 24 pension service years.

      The compensation covered by the plans for which benefits are summarized in the tables above include salary, wages, bonuses and commissions. The covered compensation for each of the executive officers named in the Summary Compensation Table is the highest 5 consecutive years' average of the past 10 years of salary and bonus. Mr. Brower is provided with a supplementary Executive Retirement Plan which is in addition to and duplicates the benefits provided by the Post-1985 Company Plan, including the Pacific Scientific Company Pension Restoration Plan. Mr. Hill is provided with a Special Supplemental Retirement Plan, consisting of a monthly defined contribution of $5,000. This Plan is in addition to the Company's regular Employee Pension Plan and the Pacific Scientific Company Pension Restoration Plan.

      The officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Brower, 11 years; Mr. Plat, 19 years; Mr. Nelson, 7 years; Mr. Knoblock, 8 years and Mr. Day, 15 years. Of these officers, Mr. Plat is the only one to have the option of receiving benefits in either of the plans as described above.

      The benefits under the Pre-1985 Retirement Plan are subject to the deduction of a portion of Social Security or equivalent benefits (maximum deduction limited to 50%, which is reached at 18.75 pension service years) and are computed on the ten-year certain and life amounts.

      The benefits under the Post-1985 Retirement Plan are not subject to any deduction for Social Security (nor are there any other offset amounts) and are computed on the basis of an excess plan.

      During 1994, the Company adopted the Pacific Scientific Company Pension Restoration Plan. This plan was implemented to restore the pension benefit that would otherwise be payable but for the $150,000 per year pay limitation imposed during 1994 by Section 401(A)(17) of the Internal Revenue Code. This plan preserves the pension benefit in effect prior to 1994. As a result, if an individual's compensation exceeds the prescribed limits, the excess benefits will be paid by the Company pursuant to this plan.

                         INTERESTS OF CERTAIN PERSONS

      Additional information as to certain interests of the Company Board and the Company's executive officers is set forth in the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company with the Commission on December 22, 1997 and previously delivered to shareholders of the Company.

                              PROXY SOLICITATION

      Revocations are being solicited by and on behalf of the Company. All expenses of the Company Solicitation, including the cost of preparing and mailing this Revocation Solicitation Statement, will be borne by the Company. In addition to solicitation by use of the mails, Revocations may be solicited by directors, certain officers, and employees of the Company in person or by telephone, telegram, advertisement, courier service, or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition, the Company has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of Revocations. The Company has agreed that MacKenzie will be paid a fee not to exceed $ , plus reimbursement for their reasonable out-of-pocket expenses. The Company has also agreed to indemnify MacKenzie against certain liabilities and expenses, including certain liabilities and expenses under the federal securities law. It is anticipated that MacKenzie will employ approximately 40 persons, respectively, to solicit shareholders.

      The Company has engaged BARS to act as its financial advisor in connection with Kollmorgen's unsolicited offer and related matters, including this solicitation. BARS may assist in the solicitation of Revocations. Information as to the terms of BARS' engagement is set forth in the Schedule 14D-9 provided herewith. BARS will not receive any fee for, or in connection with, any solicitation activities apart from the fees it is otherwise entitled to receive under its engagement. BARS does not admit or deny that any of its directors, officers, or employees is a "participant" as defined in Schedule 14A promulgated by the SEC under the Securities Exchange

Act of 1934, as amended, or that such Schedule 14A requires the disclosure of certain information concerning such persons. In the normal course of its business, BARS regularly buys and sells the Common Stock and other securities for its own account and for the accounts of its customers, which transactions may result from time to time in BARS and its associates having a net "long" or net "short" position in the Common Stock or other securities or option contracts or derivatives in or relating to the Company's securities. If BARS assists the Company in connection with the solicitation of Revocation, such activity will be carried out by a team of individuals consisting of officers and employees of BARS.

      The Company estimates that its total expenditures relating to the Company Solicitation (excluding costs representing salaries and wages of regular employees and officers of the Company) will be approximately $ . The Company to date has incurred estimated total expenses of approximately $ .

      In addition to the members of the Company Board (which consists of Messrs. Beran, Briscoe, Hill, Ketchum, Preston and Pryor), Mr. David L. Schlotterbeck, President of the Company, and Mr. Winston E. Hickman, Senior Vice President and Chief Financial Officer of the Company, may solicit Revocations. The business address for each of the members of the Company Board and executive officers named above is, and the Company's executive offices are located at: 620 Newport Center Drive, Suite 700, Newport Beach, California 92660.

                      SHARE TRANSACTIONS BY PARTICIPANTS

      The following table sets forth all purchases and sales of Common Stock during the past two years by the directors of the Company and those executive officers that are participants in the solicitation of proxies:

                  Type of        Number of
                  -------        ---------
      Name       Transaction     Shares         Date            Per Share Price
      ----       -----------     ------         ----            ---------------

Walter F. Beran  Purchase        1,000          3/1/96          $22.825

Ralph D.
Ketchum          Purchase        3,500          7/2/97          $13.00
                 Purchase        2,000          5/24/96         $18.875
                 Purchase        1,000          4/12/96         $18.375
                 Purchase        1,000          2/2/96          $21.00

William A.
Preston          Purchase        2,000          7/12/96         $12.375

      Additional information regarding option grants within the last two years to the members of the Company's Board of Directors and to Messrs. Hill, Schlotterbeck and Hickman, is set forth in the Solicitation recommendation Statement on Schedule 14D-9 filed by the Commission on December 22, 1997, as amended, and previously delivered to the Shareholders under the caption "Item 3(b)-IDENTITY AND BACKGROUND--Certain Stock Ownership Information."

                SHAREHOLDER PROPOSALS FOR 1998 PROXY MATERIALS

      The Board will make provision for presentation of proposals by shareholders at the 1998 annual meeting of shareholders provided such proposals are submitted in accordance with the Company's Bylaws by eligible shareholders. In order for any such proposals to be included in the proxy materials for consideration at the 1998 annual meeting, the proposals, which must comply with relevant SEC regulations, must have been received no later than __________, 1997.

                                OTHER BUSINESS

      The management of the Company is not aware of any other matters to be brought before the Special Meeting. However, if any other matters are properly brought before the Special Meeting, including proposals to adjourn or postpone the Special Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

                                                                      APPENDIX A

                                                                           PROXY

                          PACIFIC SCIENTIFIC COMPANY

               SPECIAL MEETING OF SHAREHOLDERS,         , 1998

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints ________________ or _______________, or either of them, as proxies with power of substitution to vote all shares of the undersigned at the special meeting of the shareholders of Pacific Scientific Company to be held on __, 1998, at p.m. (local time) at ________, ____________,
California, and at any adjournments or postponements thereof, in accordance with the directions given on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSALS 1 AND 3 AND TO WITHHOLD AUTHORITY TO VOTE AS TO EACH OF THE NOMINEES FOR DIRECTOR SET FORTH IN PROPOSAL 2.

(1)  [TO COME]

[  ]  AGAINST                   [  ]  FOR                   [  ]  ABSTAIN

(2) To elect the following director nominees nominated by Kollmorgen.

[    ]  WITHHOLD AUTHORITY AS TO ALL         [    ]  FOR ALL
[    ]  WITHHOLD AUTHORITY AS TO ALL EXCEPT

      (INSTRUCTION:    TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE BOX TO
                       "WITHHOLD AUTHORITY AS TO ALL EXCEPT" AND WRITE THAT
                       NOMINEE'S NAME ON THE LINE BELOW.)

------------------------------------------------------------------------------

      [NAMES OF NOMINEES]

(3)  [TO COME]

[  ]  AGAINST                   [  ]  FOR                   [  ]  ABSTAIN

(4) In their discretion, on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THE SHARES WILL BE VOTED AGAINST PROPOSALS 1 AND 3 AND TO WITHHOLD AUTHORITY TO VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 2.

                                    ----------------------------------------
                                    SIGNATURE

                                    ----------------------------------------
                                    SIGNATURE (IF HELD JOINTLY)

                                    DATED:____________________________, 1998

SIGNATURE OF SHAREHOLDER(S) SHOULD CORRESPOND EXACTLY WITH THE NAME PRINTED HEREON. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. EXECUTORS,
ADMINISTRATORS, TRUSTEES, ETC., SHOULD GIVE FULL TITLE AND AUTHORITY.

                                       2